EXHIBIT 32

                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT BY
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the Annual Report of Northwest Passage Ventures, Ltd. Form 10-KSB/A for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Axel G. Roehlig, President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of section 13
     (a) or 15 (d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:  September 27, 2004


By:  /s/ Axel G. Roehlig
         Axel G. Roehlig
         President, Chief Executive Officer,
         Chief Financial Officer, Principal
         Accounting Officer, and a member of
         the Board of Directors